Exhibit 99.1

Proto Labs Reports Record Revenue for the Third Quarter 2014

Quarterly Revenue Increases 30% Year over Year to $54.6 Million

Year-to-Date Revenue Increases 29% Year over Year to $153.5 Million

MAPLE PLAIN, Minn.—October 23, 2014-- Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced financial results for the third quarter ended September 30, 2014.

Highlights include:

●	Revenue for the third quarter of 2014 increased to a record $54.6 million, 30 percent above revenue of $42.0 million in the third quarter of 2013.
●

Revenue for the third quarter of 2014 from additive services (3D printing) through the Fineline acquisition completed last April increased to $3.4 million, a 38% increase when compared to Fineline’s third quarter of 2013.

●	The record quarterly revenue was achieved through a 19 percent increase in the number of product developers served combined with an increase of 3 percent in spending per product developer.
●

Net income for the third quarter of 2014 increased to $10.4 million, or $0.40 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation and amortization of intangibles, was $11.4 million, or $0.44 per diluted share. See “Non-GAAP Financial Measure” below.

“We achieved strong revenue growth in the third quarter, especially in light of the weakness we experienced in our European markets. While our European business was flat compared to the previous year, our North American business excluding our Fineline operation grew 26 percent,” said Vicki Holt, President and Chief Executive Officer of Proto Labs. “We continue to add to our sales and marketing teams worldwide as we believe this will drive further revenue growth. In addition, best practices developed by our US marketing team are being incorporated throughout all our international operations to ensure consistent lead generation and customer awareness. We remain extremely optimistic about the outlook for Proto Labs and continue to make investments in the business to drive sustainable growth long term.”

Additional highlights include:

●	Gross margin was 60.6 percent of revenue during the third quarter of 2014 compared with 61.8 percent during the same quarter in 2013.
●

During the third quarter of 2014, spending on research and development, including the Protoworks initiatives and integration activities related to Fineline, totaled $4.6 million, or 8.3 percent of revenue. This compares to $3.0 million, or 7.2 percent of revenue, during the third quarter of 2013.

●	Operating margin was 28.3 percent of revenue during the third quarter of 2014 compared to 31.9 percent during the third quarter of 2013.
●	As measured on a year-to-date basis, cash generated from operations totaled $40 million. Cash, cash equivalents and investments totaled $119 million as of September 30, 2014.

“We remain on track with our integration of Fineline and continue to see the value of our additive offering combined with our legacy services of injection molding and CNC machining,” commented Ms. Holt. “The new services we have rolled out this year through our Protoworks initiatives, LSR molding and metal injection molding, have been well-received and remain on track to provide more meaningful revenue in 2015. In summary, I continue to be impressed with the high-level of accomplishments of all our teams and am confident our activities will continue to support our long-term target model.”

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter financial results today, October 23, 2014 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining, injection molding, and additive manufacturing (3D printing), to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$34,268	$43,039
Short-term marketable securities	24,212	36,339
Accounts receivable, net	25,460	18,320
Inventory	5,705	5,166
Other current assets	7,953	6,931
Total current assets	97,598	109,795

Property and equipment, net	87,962	56,101
Long-term marketable securities	60,449	64,023
Goodwill	28,916	-
Other intangible assets, net	4,269	-
Other long-term assets	232	256
Total assets	$279,426	$230,175

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$7,973	$6,455
Accrued compensation	8,154	6,196
Accrued liabilities and other	3,804	808
Current portion of long-term debt obligations	164	204
Total current liabilities	20,095	13,663

Long-term deferred tax liabilities	4,112	3,682
Long-term debt obligations	42	159
Other long-term liabilities	854	1,028

Shareholders' equity	254,323	211,643
Total liabilities and shareholders' equity	$279,426	$230,175

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue
Protomold	$35,655	$29,534	$104,604	$84,338
Firstcut	15,549	12,474	43,407	34,732
Fineline	3,370	-	5,503	-
Total revenue	54,574	42,008	153,514	119,070

Cost of revenue	21,492	16,053	58,725	44,983
Gross profit	33,082	25,955	94,789	74,087

Operating expenses
Marketing and sales	7,351	5,409	21,029	16,222
Research and development	4,555	3,026	11,925	8,405
General and administrative	5,733	4,118	15,970	12,035
Total operating expenses	17,639	12,553	48,924	36,662
Income from operations	15,443	13,402	45,865	37,425
Other income (expense), net	(56)	31	(19)	149
Income before income taxes	15,387	13,433	45,846	37,574
Provision for income taxes	5,003	4,561	14,404	11,804
Net income	$10,384	$8,872	$31,442	$25,770

Net income per share:
Basic	$0.40	$0.35	$1.23	$1.03
Diluted	$0.40	$0.34	$1.20	$1.00

Shares used to compute net income per share:
Basic	25,757,593	25,384,940	25,651,156	25,121,941
Diluted	26,200,741	26,002,240	26,109,539	25,794,950

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013

Operating activities
Net income	$31,442	$25,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,696	5,528
Stock-based compensation expense	3,561	2,595
Deferred taxes	487	(61)
Excess tax benefit from stock-based compensation	(4,383)	(8,198)
Amortization of held-to-maturity securities	1,194	1,007
Loss on disposal of property and equipment	-	111
Changes in operating assets and liabilities	7	8,148
Net cash provided by operating activities	40,004	34,900

Investing activities
Purchases of property and equipment	(35,928)	(12,976)
Acquisitions, net of cash acquired	(33,864)	-
Purchases of marketable securities	(47,338)	(82,657)
Proceeds from sales and maturities of marketable securities	61,896	50,663
Net cash used in investing activities	(55,234)	(44,970)

Financing activities
Payments on debt	(1,005)	(211)
Acquisition-related contingent consideration	(800)	-
Proceeds from exercises of stock options and other	3,962	4,635
Excess tax benefit from stock-based compensation	4,383	8,198
Net cash provided by financing activities	6,540	12,622
Effect of exchange rate changes on cash and cash equivalents	(81)	71
Net increase (decrease) in cash and cash equivalents	(8,771)	2,623
Cash and cash equivalents, beginning of period	43,039	36,759
Cash and cash equivalents, end of period	$34,268	$39,382

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measure
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Non-GAAP net income, adjusted for stock-based compensation and amortization expenses:
GAAP net income	$10,384	$31,442
Add back: Stock-based compensation expense
Cost of revenue	103	282
Marketing and sales	250	685
Research and development	287	770
General and administrative	673	1,824
Total stock-based compensation expense	1,313	3,561
Income tax benefits on stock-based compensation expense	(417)	(1,128)
Non-GAAP net income adjusted for stock-based compensation expense	11,280	33,875
Add back: Amortization expense
General and administrative	186	311
Income tax benefits on amortization expense	(65)	(109)
Non-GAAP net income adjusted for stock-based compensation and amortization expenses	$11,401	$34,077

Non-GAAP net income per share:
Basic	$0.44	$1.33
Diluted	$0.44	$1.31

Shares used to compute non-GAAP net income per share:
Basic	25,757,593	25,651,156
Diluted	26,200,741	26,109,539

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Revenues
Domestic
United States	$40,822	$113,810
International
Europe	9,333	27,523
Japan	1,878	5,210
United States	2,541	6,971
Total international	13,752	39,704
Total revenue	$54,574	$153,514

Proto Labs, Inc.
Customer Information
(In thousands, except customer amounts)
(Unaudited)

	Nine Months Ended September 30,
	2014		2013
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)

New customers - Protomold and Firscut	2,564	$16,054	2,261	$14,636
Existing customers - Protomold and Firscut	6,154	131,957	5,315	104,434
Total	8,718	$148,011	7,576	$119,070

Note: the data above does not include customers who purchased Fineline products during the periods presented

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Unique product developers served - Protomold and Firscut	8,680	7,308	15,942	13,421

Note: the data above does not include product developers who purchased Fineline products during the periods presented